Exhibit 15.1
October 2, 2009
Comstock Resources, Inc.
5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
Shareholders and Board of Directors
Comstock Resources, Inc.
     We are aware of the incorporation by reference in the Registration Statement (Form S-3) of our reports dated May 5, 2009 and August 4, 2009 relating to the unaudited consolidated interim financial statements of Comstock Resources, Inc. that are included in its Forms 10-Q for the quarters ended March 31, 2009 and June 30, 2009, respectively.
/s/ Ernst & Young LLP
Dallas, Texas